UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 24, 2020

LITHIA MOTORS, INC

(Exact name of registrant as specified in its charter)

Oregon	001-14733	93-0572810
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 N. Bartlett Street, Medford, Oregon	97501
(Address of principal executive offices)	(Zip Code)

(541) 776-6401

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock without par value	LAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On July 24, 2020, Lithia Motors, Inc. (the “Company”) entered into an ATM Equity OfferingSM Sales Agreement (the “Sales Agreement”) with BofA Securities, Inc. and Jefferies LLC acting as sales agents and/or principals (collectively, the “Sales Agents”) and Bank of America, N.A. and Jefferies LLC acting as forward purchasers (collectively, the “Forward Purchasers”), pursuant to which the Company may offer and sell, from time to time through the Sales Agents, shares of the Company’s Class A common stock, no par value (the “common stock”), having an aggregate gross sales price of up to $400,000,000. The shares will be issued pursuant to the Company’s registration statement on Form S-3 (File No. 333-239969), which became effective upon its filing on July 21, 2020.

Under the Sales Agreement, the Company may enter into forward share purchase transactions with one or more of the Forward Purchasers, the terms of which will be set forth in separate forward sale confirmations. In connection with each forward share purchase transaction, the relevant Forward Purchaser or its affiliate will borrow from third parties and, through its affiliated Sales Agent, sell a number of shares of common stock equal to the number of shares of common stock that underlie the particular forward share purchase transaction. The Company refers to each Sales Agent acting as the agent for a Forward Purchaser in this capacity as a “Forward Seller.”

The Company will not initially receive any proceeds from the sale of borrowed shares of common stock by a Forward Seller. The Company expects to physically settle each forward share purchase transaction with the relevant Forward Purchaser on one or more dates specified by the Company on or prior to the maturity date of that particular forward share purchase transaction, in which case the Company would expect to receive aggregate net cash proceeds at settlement equal to the number of shares of common stock underlying the particular forward share purchase transaction multiplied by the relevant forward sale price. However, the Company may also elect to cash settle or net share settle a particular forward share purchase transaction. If the Company elects to physically settle any forward share purchase transaction by issuing and delivering shares of common stock, the Company will receive an amount of cash from the relevant Forward Purchaser equal to the product of the forward sale price per share under that particular forward share purchase transaction and the number of shares of common stock underlying the particular forward share purchase transaction. In the event the Company elects to cash settle or net share settle, the settlement amount will be generally related to (1) (a) the average of the volume-weighted average price of common stock on each exchange business day during the relevant valuation period under the particular forward share purchase transaction minus (b) the applicable forward sale price, as specified in the applicable forward sale confirmation, multiplied by (2) the number of shares of common stock underlying the particular forward share purchase transaction subject to such cash settlement or net share settlement. If this settlement amount is a negative number, the relevant Forward Purchaser will pay the Company the absolute value of that amount (in the case of cash settlement) or deliver to the Company a number of shares of common stock having a value equal to the absolute value of such amount (in the event of net share settlement). If this settlement amount is a positive number, the Company will pay the relevant Forward Purchaser that amount (in the case of cash settlement) or deliver to the relevant Forward Purchaser a number of shares of common stock having a value equal to such amount (in the event of net share settlement).

Pursuant to the Sales Agreement, shares of common stock may be offered and sold in privately negotiated transactions or transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including by ordinary brokers’ transactions through the facilities of the New York Stock Exchange to or through a market maker or directly on or through an electronic communications network, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, in block transactions, through forward purchases or as otherwise agreed with the Sales Agents and the Forward Sellers (and any related Forward Purchasers).

Upon its acceptance of written instructions from the Company, a Sales Agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, to sell common stock under the terms and subject to the conditions set forth in the Sales Agreement. Upon receipt by a Forward Seller of an instruction from the Company requesting that it execute sales of borrowed shares of common stock as a Forward Seller in connection with the applicable forward share purchase transaction and subject to the terms and conditions of the forward sales confirmation, the relevant Forward Purchaser or its affiliate will attempt to borrow, and the relevant Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell, such shares of our common stock to hedge such Forward Purchaser’s exposure under such forward share purchase transaction. The Company will pay each Sales Agent a commission of 2% of the gross sales price of all common stock sold through it as Sales Agent for the Company (as agent for the Company, but not as principal) under the sales agreement. In connection with each forward share purchase transaction, the relevant Forward Seller will receive, reflected in a reduced initial forward sale price payable by the relevant Forward Purchaser under its forward share purchase transaction, a commission of 2% of the gross sales price of all borrowed shares of common stock sold during the applicable period by it as a Forward Seller. The Company has no obligation to sell any shares under the Sales Agreement, and may at any time suspend offers under the Sales Agreement or terminate the Sales Agreement, subject to the terms thereof.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified by reference to such agreement, a copy of which is filed as Exhibit 1.1 to this report.

A copy of the opinion of Perkins Coie LLP relating to the validity of the issuance and sale of shares of common stock pursuant to the Sales Agreement is also filed herewith as Exhibit 5.1 to this report. The Sales Agreement and the opinion filed herewith are incorporated by reference into the above referenced registration statement on Form S-3.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits relating to Item 8.01 are filed herewith:

Exhibit No.	Description

1.1	ATM Equity OfferingSM Sales Agreement, dated July 24, 2020, among Lithia Motors, Inc., BofA Securities, Inc. and Jefferies LLC, as Sales Agents, and Bank of America, N.A. and Jefferies LLC, as Forward Purchasers.

5.1	Opinion of Perkins Coie LLP.

23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2020		LITHIA MOTORS, INC.

	By:	/s/ Tina Miller
Tina Miller Senior Vice President and Chief Financial Officer